Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K/A of Genufood Energy Enzymes Corp. for the years ended September 30, 2022 and 2021, of our report dated January 13, 2022, included in its Form 10-K/A, dated August 23, 2023, relating to the consolidated financial statements and financial statement schedules for the year ended September 30, 2021, listed in the accompanying index.

/s/ DYH & Company

DYH & Company

Brea, California

August 23, 2023

135 S State College Blvd.
Suite 200
Brea, CA 92821, U.S.A.
Tel. 1.949.531.6180
Fax 1.949.861.6240
www.dyhcpa.com